SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Ethan Allen Interiors Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Active Investment Fund, Ltd.

Castlerigg Active Investment Intermediate Fund, L.P.

Castlerigg Active Investment Master Fund, Ltd.

Castlerigg Equity Event and Arbitrage Fund

Thomas E. Sandell

Edward Glickman

Kathy Herbert

Richard Mansouri

Annelise Osborne

Ken Pilot

Alex Wolf

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ISS RECOMMENDS Ethan allen SHAREHOLDERS VOTE TO ELECT SANDELL NOMINEES

Leading Proxy Voting Advisory Firm Recommends Company Shareholders Vote on the GOLD Proxy Card to Elect Sandell Nominees Glickman, Mansouri and Pilot

ISS Supports Need for Change at Ethan Allen; Noted Advisory Firm ProxyMosaic also Recommends Shareholders Vote on the GOLD Proxy Card, for All Sandell Nominees

New York (November 16, 2015) – Sandell Asset Management Corp. (“Sandell”), a large shareholder of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETH), today announced that Institutional Shareholder Services (ISS), the leading independent proxy voting advisory firm, has recommended that Ethan Allen shareholders vote on the GOLD proxy card to elect the following nominees: Edward Glickman, Richard Mansouri and Ken Pilot.

To follow the ISS recommendation, Ethan Allen shareholders “DO NOT VOTE” on the Company’s white proxy card.

In reaching its conclusion, ISS acknowledged the reactive and poorly-designed governance policies and lack of accountability demonstrated by the Ethan Allen Board. ISS performed a detailed analysis of both sides’ positions and carefully considered, among other things, the Company’s total shareholder return, operating performance and financial performance, as well as the experience and qualifications of Sandell’s nominees. ISS concluded that shareholders should vote on the GOLD proxy card, saying:

“Dissident nominee Ken Pilot’s industry experience, as well as his familiarity with Restoration Hardware’s revitalization, make him a credible nominee to help drive a similar revitalization at Ethan Allen…The company’s performance, however, and the open question of whether the current board has an appropriate sense of urgency about the evolving challenges of its industry, suggest adding a more vocal, independent shareholder voice – such as Sandell executive Richard Mansouri – would be beneficial…Dissident nominee Edward Glickman’s expertise – and relevant board experience – suggest he might be the ideal candidate to help a reconstituted board evaluate the potential to unlock the value embedded in the company’s real estate assets.”

“[T]he current board – despite the changes of the past half-decade – may still be poorly designed to help the company address the business and evolutionary challenges it faces, or to provide effective guidance to, and oversight of, the CEO.”

“[T]aken on the whole, the board’s responsiveness appears to mirror its approach to strategy: reactive when long-sightedness is called for…the refreshment process does not appear to have taken a robust approach to optimizing the board for the business challenges the company faces.”

Tom Sandell, CEO of Sandell Asset Management, said, “This conclusion from ISS supports our contention that change is needed at Ethan Allen in order to deliver value to all shareholders. We are pleased that ISS agrees that Ethan Allen needs new, impartial and highly-qualified Board members who are able to bring new perspectives and ideas to the Company. We remain convinced that comprehensive change is needed at Ethan Allen and that our entire slate of nominees provides the best choice to deliver it. We look forward to continuing to make our case to shareholders in advance of the Annual Meeting.”

Additionally, Sandell notes that proxy advisory firm ProxyMosaic has also recommended that Ethan Allen shareholders vote on the GOLD proxy card, in favor of all of Sandell’s nominees, saying:

“In our view, the broad range of experiences of the Dissident nominees would offer a compelling counterweight to the influence of Mr. Kathwari, and would force the Board to embrace change rather than resist it…it is clear to us that there ought to be an alternative voice on a board that is too often drowned-out by that of Mr. Kathwari.”

“To its credit, the Dissident has put together a slate of directors that is highly complementary…There is a clear link between the nominees and a functional area of expertise that addresses an alleged deficiency in the Company’s operations or governance structure. This, we believe, is a highly intelligent and effective approach to board composition.”

For additional information, please visit www.RedesignEthanAllen.com.

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About Sandell Asset Management Corp.
Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management Corp.

Adam Hoffman, 212-603-5814

Okapi Partners LLC

Bruce Goldfarb, 212-297-0722 or Chuck Garske, 212-297-0724

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei, 212-446-1882

Sandell Asset Management Corp., Castlerigg Master Investments Ltd., Castlerigg International Limited, Castlerigg International Holdings Limited, Castlerigg Offshore Holdings, Ltd., Castlerigg Active Investment Fund, Ltd., Castlerigg Active Investment Intermediate Fund, L.P., Castlerigg Active Investment Master Fund, Ltd., Castlerigg Event Driven and Arbitrage Fund, Thomas E. Sandell (collectively, “Sandell”), Edward Glickman, Kathy Herbert, Richard Mansouri, Annelise Osborne, Ken Pilot and Alex Wolf (collectively with Sandell, the “Participants”), have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy card to be used in connection with the solicitation of proxies from the stockholders of Ethan Allen Interiors Inc. (the “Company”) in connection with the Company’s 2015 annual meeting of stockholders. All stockholders of the Company are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The definitive proxy statement and an accompanying proxy card are being furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov/ and at our website at http://www.RedesignEthanAllen.com.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by Sandell Asset Management Corp. with the SEC on November 3, 2015. This document can be obtained free of charge from the sources indicated above.